SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): July 21, 2007

VERTIS, INC.

d/b/a Vertis Communications

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET	21201
BALTIMORE, MARYLAND	(Zip Code)
(Address of Principal Executive Offices)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01 Other Events.

On July 23, 2007, Vertis, Inc. (the “Company”) announced that it entered into a letter of intent with ACG Holdings, Inc. (“ACG”), the parent of American Color Graphics, Inc. (“American Color”), for the merger of ACG with the Company or an affiliate of the Company.  As a result of the merger, the holders of ACG’s equity will receive 10% of the common equity and notes representing 8% of the mezzanine subordinated notes of Vertis Holdings, Inc., the parent of the Company.  Upon the closing of the merger, American Color will become a wholly-owned subsidiary of the Company.  A copy of the press release announcing the letter of intent is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The closing of the transaction is subject to the execution of a mutually acceptable definitive merger agreement, the satisfaction of customary closing conditions and the receipt of necessary approvals.  The merger will be subject to the amendment, refinancing, or repayment in full of the parties’ senior secured credit facilities and the successful exchange of the parties’ outstanding notes (or another mutually satisfactory arrangement).  The Company and ACG expect to sign a definitive merger agreement by August 13, 2007.  However, there can be no assurance that a definitive merger agreement can or will be signed or that a transaction can or will be completed.

The foregoing summary is qualified in its entirety by the complete text of the letter of intent, which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Section 2—Financial Information

Item 2.02 Results of Operations and Financial Condition.

In the press release described in Item 8.01, the Company announced certain financial information for the twelve months ended March 31, 2007.  The Company does not intend for this exhibit to be incorporated by reference into future filings under the Securities Exchange Act of 1934.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

99.1                   Press Release dated July 23, 2007.

99.2                   Letter of Intent dated July 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	/s/ BARRY C. KOHN
	Name:	Barry C. Kohn
	Title:	Chief Financial Officer

Date:  July 23, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 23, 2007.

99.2	Letter of Intent dated July 21, 2007.